SCHEDULE 2

                       WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY               SUBCUSTODIAN

Argentina             Citibank, N.A.
Australia             National Australia Bank Limited
Austria               Bank Austria AG
Bahrain               HSBC Bank Middle East Limited
Bangladesh            The Hongkong and Shanghai Banking Corporation,
Limited
Belgium               ING Belgium SA/NV
Benin                 Societe Generale de Banques en Cote d'lvoire
Bermuda               Butterfield Trust Bermuda Limited
Botswana              Barclays Bank of Botswana Ltd.
Brazil                BankBoston, N.A.
Bulgaria              ING Bank N.V.
Burkina Faso          Societe Generale de Banques en Cote d'lvoire
Canada                Royal Bank of Canada
Cayman Islands        The Bank of New York
Channel Islands       The Bank of New York
Chile                 BankBoston, N.A.
China                 The Hongkong and Shanghai Banking Corporation, Ltd.
Colombia              Cititrust Colombia S.A.
Costa Rica            Banco BCT
Croatia               Privredna banka Zabreb d.d.
Cyprus                Bank of Cyprus Public Company Ltd.
Czech Republic        ING N.V. Prague
Denmark               Danske Bank
Ecuador               Banco de la Produccion SA
Egypt                 Citibank, N.A.
Estonia               Hansabank, Ltd.
Euromarket            Clearstream Banking Luxembourg
Euromarket            Euroclear Bank
Finland               Nordea Bank Finland plc
France                BNP Paribas Securities Services/Credit Agricole Indosuez
Germany               Dresdner Bank AG
Ghana                 Barclays Bank of Ghana Ltd.
Greece                BNP Paribas Securities Services
Guinea Bissau         Societe Generale de Banques en Cote d'lvoire
Hong Kong             The Hongkong and Shanghai Banking Corporation, Limited
Hungary               HVB Bank Hungary Rt.
Iceland               Landsbanki Islands
India                 The Hongkong and Shanghai Banking Corporation, Limited
Indonesia             The Hongkong and Shanghai Banking Corporation, Limited

COUNTRY               SUBCUSTODIAN

Ireland               AIB/BNY Trust Company Limited
Israel                Bank Leumi Le-Israel B.M.
Italy                 Banca Intesa
Ivory Coast           Societe Generale de Banques en Cote d'lvoire - Abidjian
Jamaica               FirstCaribbean International Securities Limited
Japan                 The Bank of Tokyo-Mitsubishi Limited/
                      Mizuho Corporate Bank, Limited
Jordan                HSBC Bank Middle East Limited
Kazakhstan            The Hongkong and Shanghai Banking Corporation Limited
Kenya                 Barclays Bank of Kenya Limited
Latvia                Hansabanka Limited
Lebanon               HSBC Bank Middle East Limited
Lithuania             Vilniaus Bankas
Luxembourg            Banque et Caisse d'Epargne de l'Etat
Malaysia              HSBC Bank Malaysia Berhad
Mali                  Societe Generale de Banques en Cote d'lvoire
Malta                 HSBC Bank Malta p.l.c.
Mauritius             The Hongkong and Shanghai Banking Corporation, Limited.
Mexico                Banco Nacional de Mexico
Morocco               Banque Commerciale du Maroc
Namibia               Standard Bank Namibia Ltd.
Netherlands           ING Securities Services NL.
New Zealand           National Australia Bank
Niger                 Societe Generale de Banques en Cote d'lvoire
Nigeria               Stanbic Bank Nigeria Limited
Norway                DnB NOR Bank ASA
Oman                  HSBC Bank Middle East Limited
Pakistan              Standard Chartered Bank
Palestinian           HSBC Bank Middle East, Ramallah Autonomous Area
Panama                BankBoston, N.A.
Peru                  Citibank del Peru
Philippines           The Hongkong and Shanghai Banking Corporation, Limited
Poland                ING Bank Slaski
Portugal              Banco Comercial Portugues, S.A.
Qatar                 HSBC Bank Middle East Limited, Doha
Romania               ING Bank Bucharest
Russia                ING Bank (Eurasia)
                      Vneshtorgbanke (MinFin Bonds only)
Senegal               Societe Generale de Banques en Cote d'lvoire
Singapore             United Overseas Bank Limited/
                      DBS Bank Ltd.
Slovak Republic       Ceskoslovenska Obchodni Banka, a.s. Bratislava
Slovenia              Bank Austria Creditanstalt d.d. Ljubljana
South Africa          Standard Bank of South Africa Limited
South Korea           The Hongkong and Shanghai Banking Corporation, Limited

COUNTRY               SUBCUSTODIAN

Spain                 Banco Bilbao Vizcaya Argentaria SA /
                      Santander Central Hispano Investment
Sri Lanka             The Hongkong and Shanghai Banking Corporation, Limited
Swaziland             Standard Bank Swaziland Limited
Sweden                Skandinaviska Enskilda Banken
Switzerland           Credit Suisse, Zurich
Taiwan                The Hongkong and Shanghai Banking Corporation, Limited
Thailand              The Hongkong and Shanghai Banking Corporation, Limited/
                      Bangkok Bank Public Company Ltd.
Togo                  Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago     Republic Bank Limited
Tunisia               Banque Internationale Arabe de Tunisie
Turkey                Turkye Garanti Bankasi A.S. (Garanti Bank)
U.A.E.                HSBC Bank Middle East Limited, Dubai
Ukraine               ING Bank Ukraine
United Kingdom        The Bank of New York/The Depository & Clearing Centre -
                      Bank One London
United States         The Bank of New York
Uruguay               BankBoston, N.A.
Venezuela             Citibank, N.A.
Vietnam               The Hongkong and Shanghai Banking Corporation, Limited
Zambia                Barclays Bank of Zambia Limited
Zimbabwe              Barclays Bank of Zimbabwe Limited

                                                Revised 11/08/04